                                                                    Exhibit 10.7


                              LINE OF CREDIT NOTE
                              -------------------



$5,000,000.00                                   Pittsburgh, Pennsylvania
                                                May 31, 1996



          FOR VALUE RECEIVED, the undersigned, SEAVISION, INC., a Delaware corporation ("Maker"), having an office at 500 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220, promises to pay to the order of INTEGRA BANK, a Pennsylvania chartered bank ("Lender"), on May 31, 1997, in immediately available funds at the Pittsburgh, Pennsylvania office of Lender at 300 Fourth Avenue, Pittsburgh, Pennsylvania, 15222, or at such other location as the holder hereof may designate from time to time, the lesser of (i) the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) or (ii) the aggregate unpaid principal amount of all line of credit loans (each a "Loan" and collectively, the "Loans") made by Lender to Maker pursuant to a line of credit established for the benefit of Maker. Maker may request a line of credit loan at any time during the period from the date hereof through December 31, 1996, by giving the Lender the notice required as set forth under Section 1.2 [Loan Requests]. The Lender may make the Loan or Loans requested by the Maker in the Lender's sole discretion. Subject to Section 1.6 [Interest After Default], interest on the Loans shall accrue and be payable by the Maker in accordance with Sections 1.4 [Interest Rate Options] and 1.9 [Payment of Interest].

     1.1  Definitions. When used herein, the following terms shall have the
          -----------
          following meanings:

          Authorized Persons shall mean collectively and Authorized Person shall
          ------------------                             -----------------
mean separately an officer of the Borrower or an agent of the Borrower who is authorized to borrow hereunder and/or convert Loans from one Interest Rate Option to another Interest Rate Option, which authority shall be set forth in a writing delivered to the Lender on behalf of the board of directors of the Borrower and upon which authority the Lender may conclusively rely until it is amended or canceled by written notice to the Lender from the Borrower.

          Borrowing Tranche shall mean specified portions of the Loans
          -----------------
outstanding as follows: (i) any Loans to which either a Euro-Rate Option applies which become subject to the same Interest Rate Option and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Prime Rate Option applies shall constitute one Borrowing Tranche.

          Business Day shall mean a day on which Lender's offices in Pittsburgh,
          ------------
Pennsylvania are open for business.

          Default Rate shall mean the rate or rates determined from time to time
          ------------
pursuant to Section 1.6.

          Dollars and the symbol $ shall mean lawful money of the United States
          ------------------------
of America.

          Euro-Rate shall mean, with respect to any Loan comprising any
          ---------
Borrowing Tranche to which a Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Lender by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Lender shall give prompt notice to the Maker of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          Euro-Rate Option shall mean the option of the Maker to have Loans bear
          ----------------
interest at the rate and under the terms and conditions set forth in Section 1.4
(a)(ii).

          Euro-Rate Reserve Percentage shall mean the maximum percentage
          ----------------------------
(expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Lender which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

          Event of Default shall mean any of the Events of Default described in
          ----------------
Section 1.14.

          Guarantees shall mean the Guaranty and Suretyship Agreements given by
          ----------
each of the Guarantors in favor of the Lender with respect to the Loans.

          Guarantors shall mean Henry Posner, Jr., Thomas D. Wright, Richard W.
          ----------
Talarico, James C. Roddey and Lyndhurst Associates, a Pennsylvania limited partnership.

          Indebtedness shall mean all of the Maker's liabilities, obligations
          ------------
and indebtedness of any and every kind and nature, including, without limitation, obligations for borrowed money and to trade creditors, whether heretofore, now or hereafter owing, due or payable from Maker to any person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, matured, liquidated or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse; (ii) all obligations or liabilities of any person that are secured by any lien upon property owned by a Maker, even though Maker has not assumed or become liable for the payment thereof; (iii) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by Maker, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iv) all unfunded pension fund obligations and liabilities; and (v) deferred taxes.

          Interest Payment Date shall mean each date specified for the payment
          ---------------------
of interest in Section 1.9.

          Interest Period shall have the meaning assigned to such term in
          ---------------
Section 1.5.

          Interest Rate Option shall mean any Euro-Rate Option or the Prime Rate
          --------------------
Option.

          Law shall mean any law (including common law), constitution, statute,
          ---
treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          Loans shall mean collectively and Loan shall mean separately the line
          -----                             ----
of credit loans made by the Lender to the Maker and evidenced by this Note.

          Loan Request shall mean a request for Loans made in accordance with
          ------------
Section 1.2 or a request to select, convert to or renew a Euro-Rate Option in accordance with Section 1.5.

          Material Adverse Change shall mean any set of circumstances or events
          -----------------------
which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Note or any Guaranty, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Maker or to the prospects of the Maker, (c) impairs materially or could reasonably be expected to impair materially the ability of the Maker to duly and punctually pay or perform its obligations under this Note, or (d) materially impairs or could reasonably be expected to materially impair the ability of the Lender to enforce its legal remedies pursuant to this Agreement or any Guaranty.

          Month, with respect to an Interest Period under the Euro-Rate Option,
          -----
shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

          Note shall mean this Line of Credit Note and all amendments,
          ----
modifications, extensions, renewals and replacements thereof.

          Person shall mean any individual, sole proprietorship, partnership,
          ------
joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          Prime Rate shall mean the interest rate per annum announced from time
          ----------
to time by the Lender at its principal office in Pittsburgh, Pennsylvania as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Lender.

          Prime Rate Option shall mean either the option of the Maker to have
          -----------------
Loans bear interest at the Prime Rate under the terms and conditions set forth in Section 1.4 (a)(i).

          Scheduled Maturity Date shall mean May 31, 1997.
          -----------------------

     1.2  Loan Requests.
          -------------

          The Maker may from time to time through one or more of its Authorized Persons (a) prior to December 31, 1996, request the Lender to make a Loan to the Maker, and (b) prior to May 31, 1997 request the Lender to renew or convert the Interest Rate Option applicable to an existing Loan pursuant to Section 1.4 [Interest Rate Options] and Section 1.5 [Interest Periods], in the case of each of (a) and (b), by delivering to the Lender, not later than 10:00 A.M. Pittsburgh time (i) two (2) Business Days prior to the proposed borrowing date with respect to the making of a Loan to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loan; and (ii) one (1) Business Day prior to either the proposed borrowing date with respect to the making of a Loan to which the Prime Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Prime Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit A or a request by telephone immediately confirmed in writing by
        ---------
letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Lender may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each such Loan Request shall be irrevocable and shall specify (i) the proposed borrowing date; (ii) the aggregate amount of the proposed Loan which shall be in integral multiples of One Hundred Thousand ($100,000.00) and not less than Three Hundred Thousand Dollars ($300,000.00) for each Loan to which the Euro-Rate Option applies and not less than the lesser of One Hundred Thousand ($ 100,000.00) or the maximum amount available for the Loan to which the Prime Rate Option applies; (iii) whether the Euro-Rate Option or Prime Rate Option shall apply to the proposed Loan, and (iv) in the case of a Loan to which the Euro-Rate Option applies, an appropriate Interest Period, the last day of which shall be a date which precedes Scheduled Maturity Date. Lender shall have no obligation to make a new loan to the Maker hereunder. Provided no Event of Default has occurred and subject to Section 1.7 [Euro-Rate Unascertainable] and the other provisions of this Note, the Lender shall convert the Loans as between the Prime Rate Option and Euro-Rate Option pursuant to the Loan Requests submitted by the Maker.

     1.3  Conditions to Loans.
          -------------------

          Notwithstanding the discretionary nature of the Loans and without affecting in any manner the rights of the Lender under this Agreement, it is understood and agreed that the Lender shall not make any Loans until the Lender shall have received the following documents:

          (a)  this Note, duly executed and delivered;

          (b)  the Guarantees, duly executed and delivered;

          (c) a certificate of the Maker dated the date of this Note and signed by the secretary or an assistant secretary of the Maker, certifying as to (a) the Maker's certificate of incorporation, and (b) certified copies of corporate resolutions authorizing the execution and delivery of this Note;

          (d) a certificate of Lyndhurst Associates dated the date of this Note and signed by the general partner of such Guarantor, certifying as to (a) Lyndhurst Associates' organizational documents including its certificate of limited partnership and partnership agreement and good standing in the state in which it is organized, and (b) certified copies of partnership resolutions authorizing the execution and delivery of its Guarantee;

          (e) opinion of Eckert Seamans Cherin & Mellott, counsel for the Maker and Lyndhurst Associates, dated the date of this Note, in form and substance satisfactory to the Lender and as to such other legal matters relevant to the transactions contemplated hereby as the Lender may reasonably request; and

          (f) such other documents and certificates as to the transactions contemplated by this Note and the Guarantees as the Lender may reasonably request.

     1.4  Interest Rate Options.
          ---------------------

          Maker shall pay interest in respect of the aggregate outstanding unpaid principal amount of the Loans as selected by it from the Prime Rate Option or the Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, including without limitation Section 1.2 [Loan Requests], the Maker may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans, provided that there shall not be at any one
                                 --------
time outstanding more than three (3) Borrowing Tranches in the aggregate among all the Loans. If at any time the designated rate applicable to any Loan made by the Lender exceeds the Lender's highest lawful rate, the rate of interest on the Loan shall be limited to the Lender's highest lawful rate.

          (a) The Maker shall have the right to select from the following Interest Rate Options applicable to the Loans:

               (i) a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate; or

               (ii) a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus one and one-half percent (1-1/2%).

          (b) The Maker may call the Lender on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such indication shall not be binding on the Lender nor affect the rate of interest which thereafter is actually in effect when the election is made.

     1.5  Interest Periods.
          ----------------

          At any time when the Maker shall select, convert to or renew a Euro-Rate Option, the Maker shall notify the Lender thereof at least two (2) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. In the case of the Euro-Rate Option, such notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three, four, five or six Months, provided, that:
                                      --------

          (a) Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b) Any Interest Period selected to apply to any Loan shall end before the Scheduled Maturity Date;

          (c) Each Loan with respect to which the Euro-Rate Option applies shall be in integral multiples of One Hundred Thousand ($100,000.00) and not less than Three Hundred Thousand Dollars ($300,000.00); and

          (d) In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

     1.6  Interest After Default.
          ----------------------

          To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured, all amounts payable by the Maker hereunder, including without limitation principal, interest and the costs and expenses of the Lender required to be reimbursed by the Maker, if not paid when due shall bear interest at a rate per annum equal to the sum of the Prime Rate plus two (2%) per annum (the "Default Rate") from the
                                                        ------------
time such obligations become due and payable and until paid in full. The Maker acknowledges that such increased rates reflect, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lender is entitled to additional compensation for such risk; and, all such interest shall be payable by the Maker upon demand by the Lender.

     1.7  Euro-Rate Unascertainable; Illegality; Increased Costs; etc.
          ------------------------------------------------------------

          (a) If on any date on which a Euro-Rate would otherwise be determined, the Lender shall have determined that (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or (ii) a contingency has occurred which materially and adversely affects the secondary market for the London interbank eurodollar market relating to the Euro-Rate, the Lender shall have the rights specified in Subsection (c) below.

          (b) If at any time the Lender shall have determined that (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by the Lender in good faith with any Law or any interpretation or application thereof by any governmental authority or with any request or directive of any such governmental authority (whether or not having the force of Law),
               (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to the Lender of the establishment or maintenance of any such Loan, or (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to the Lender in the London interbank market, then the Lender shall have the rights specified in Subsection(c) below.

          (c) In the case of any event specified in subsection (a) or (b) of this Section 1.7, the Lender shall promptly so notify the Maker. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of the Lender to make available the Euro-Rate Option on the Loans shall be suspended until the Lender shall have later notified the Maker of the Lender's determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Lender makes a determination under subsection (a) or (b) and the Maker has previously notified the Lender of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Prime Rate Option otherwise available with respect to such Loans.

     1.8  Selection of Interest Rate Options.
          ----------------------------------

          If the Maker fails to select a new Interest Period to apply to any Loans as to which the Euro-Rate Option applies at the expiration of an existing Interest Period applicable to such Loans in accordance with the provisions of
Section 1.5 [Interest Periods], the Maker shall be deemed to have converted such Loan to the Prime Rate Option commencing upon the last day of the existing Interest Period.

     1.9  Payment of Interest.
          -------------------

          The Maker shall pay all interest accrued on the Loans quarterly on the last Business Day of each June, September, December and March of each year, commencing with a payment on June 28, 1996, with all accrued interest, if not sooner paid, due and payable on the Scheduled Maturity Date. The interest rates provided for in Sections 1.4

[Interest Rate Options] and 1.6 [Interest After Default] shall continue to apply whether or not judgment shall be entered on this Note.

     1.10 Indemnification For Prepayment.
          ------------------------------

          The Maker shall indemnify the Lender against all liabilities, losses or expenses, including loss of margin, any loss or expense incurred in liquidation or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Lender to fund or maintain the Loans subject to the Euro-Rate Option, which the Lender sustains or incurs as a consequence of the payment, prepayment, conversion or renewal of any of the Loans to which the Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due.).

     1.11 Increased Cost Provisions.
          -------------------------

          (a) If, after the date of execution and delivery of this Note, any enactment, promulgation or adoption of, or change in, any applicable Law or in the interpretation or administration thereof by any court, administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or any affiliate of the Lender with any request or directive issued after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, shall either:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, a request or requirement which affects the manner in which the Lender or any affiliate of the Lender allocates capital resources to the Lender's or any affiliate of the Lender's commitments) affecting or concerning the Lender's obligations under this Note,

               (ii) subject the Lender or any affiliate of the Lender to any tax or change the Lender's or any affiliate of the Lender's basis of taxation (other than a change in a rate of tax based on the Lender's overall net income) as a result of or in connection with this Note, or

               (iii)  impose on the Lender or any affiliate of the Lender any other condition regarding this Note,

               and the result of any event referred to in clause (i), (ii) or
               (iii) of this sentence shall be to increase the direct or indirect cost to the Lender or to reduce the amounts receivable by the Lender hereunder with respect to this Note (which increase in cost or reduction in amounts receivable shall be determined by the Lender's reasonable allocation of such cost increase or reduction in amounts receivable resulting from such event), then within ten (10) Business Days after demand by the Lender, the Maker shall pay to the Lender, from time to time as specified by the Lender, additional amounts that in the aggregate shall be sufficient to compensate the Lender on an after-tax basis for such increased cost or reduction in amounts receivable. A certificate as to such increased cost or reduction in amounts receivable by the Lender as a result of any event mentioned in clause (i), (ii) or (iii) of the immediately preceding sentence submitted by the Lender to the Maker shall, in absence of manifest error, be conclusive and binding for all purposes.

          (b) If (i) any adoption of or any change in the interpretation or administration of any Law, or (ii) compliance with any rule, regulation, guideline, request or directive of any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally or any court (whether or not having the force of law), or (iii) any change in the force or effectiveness of any of the regulations set forth at 12 C.F.R. Part 208 (Appendix A) and 12 C.F.R. Part 225 (Appendix A) is determined by the Lender to require that the commitments of the Lender hereunder (including, without limitation, commitments and obligations in respect of Liabilities permitted hereunder) be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Lender or any corporation controlling the Lender (a "Change in Law"), the
                                                      -------------
               result of which is to reduce the rate of return on the Lender's capital as a consequence of such commitments to a level below that which the Lender could have achieved but for such Change in Law, taking into consideration the Lender's policies with respect to capital adequacy and reserves, by an amount which the Lender deems to be material, the Lender shall deliver to the Maker a statement of the amount necessary to compensate the Lender for the reduction in the rate of return on its capital attributable to such commitments (the "Capital Compensation Amount"). The
                                         ---------------------------
               Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. The Lender shall from time to time notify the Makers of the amounts so determined. Such amount shall be due and payable by the Maker to the Lender ten (10) Business Days after such notice is given. As soon as practicable after any Change in Law, the Lender shall submit to the Maker estimates of the Capital Compensation Amounts that would be payable as a function of the Lender's commitments hereunder.

          (c)  All amounts payable pursuant to Sections (a) and (b) of this
               Section 1.11 shall be additional liabilities hereunder. Any such amount not paid when due shall bear interest from the date due until paid at the Default Rate.

     1.12   Reporting Requirements.
            ----------------------

          The Maker shall deliver and cause to be delivered to the Lender the following reports until such time as all Indebtedness of the Maker evidenced by this Note is indefeasibly paid in full: (i) the financial statements of the Maker prepared by the Maker's certified public accountants acceptable to the Lender and provided on or before June 30 of each year; (ii) the financial statements of Lyndhurst Associates and Henry Posner, Jr. prepared on a tax basis by said Guarantors' certified public accountants acceptable to the Lender and provided on or before June 30 of each year; and (iii) the personal financial statement of the Guarantors other than Lyndhurst Associates and Henry Posner, Jr. on or before June 30 of each year.

     1.13 Maker Representations: Financial Covenant.
          -----------------------------------------

          (a) The Maker represents that it has the power and has been duly authorized by all requisite action to execute and deliver this Note and to perform its obligations hereunder. This Note and the Guarantees have been duly executed and delivered by the Maker and each Guarantor, respectively, and constitutes the legal, valid and binding obligations of the Maker and each Guarantor, enforceable against the Maker and each Guarantor in accordance with their respective terms, except to the extent that enforceability of any of the terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. Neither this Note nor the consummation of the transactions contemplated herein nor the performance by the Maker or the Guarantors of their obligations hereunder or under the Guarantees will (i) violate any Law to which any such party is subject; (ii) conflict with or result in a breach of the Maker's certificate of incorporation or bylaws or Lyndhurst Associates' partnership agreement or certificate of limited partnership or any agreement or instrument to which the Maker or any Guarantor is subject or by which its or his respective properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of the Maker, or any Guarantor, whether now owned or hereafter acquired.

          (b) The Maker shall not permit its Adjusted Net Worth (as hereinafter defined) to be less One Dollar ($ 1.00) from and after December 31, 1996. "Adjusted Net Worth" shall mean the Borrower's stockholders' equity (as determined in accordance with generally accepted accounting principles) plus all liabilities of the Borrower subordinated to the Indebtedness evidenced by this Note pursuant to subordination agreements with terms satisfactory to the Lender in its sole discretion.

     1.14 Events of Default.
          -----------------

          Maker shall be in default under this Note upon the happening of any of the following Events of Default:

          (a) default in the payment when due of any installment of interest or other payment required under this Note;

          (b) any warranty, representation or statement made herein or furnished to Lender by or on behalf of the Maker or a Guarantor proves to have been false or misleading in any material respect when made or furnished:

          (c) any material default in the performance by the Maker of any condition or covenant contained in this Note or by a Guarantor of any condition or covenant contained in its or his respective Guarantee;

          (d)  the occurrence of a Material Adverse Change;

          (e) any default in the payment of or event which results in the acceleration of Indebtedness in excess of $500,000 owed to any Person under any note, indenture, contract or undertaking by the Maker or any Guarantor;

          (f) a judgment shall be entered against the Maker or any Guarantor by a court having jurisdiction of the premises in any amount in excess of $500,000;

          (g) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Maker or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian trustee, sequestrator (or similar official) of Maker or any Guarantor or for any substantial part of its or his property, or for the winding-up or liquidation of its or his affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

          (h) the Maker or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of any of the aforesaid parties of itself or himself or for any substantial part of its or his property, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its or his debts as they become due or shall take any action in furtherance of the foregoing.

          Upon the occurrence of any of the Events of Default mentioned in clauses (a) through (f) hereof and at any time thereafter as long as any such Event of Default is continuing, Lender may declare all liabilities and obligations of Maker to Lender, including those evidenced by this Note, immediately due and payable and the same shall thereupon become immediately due and payable without any further action on part of Lender, and upon the occurrence of any Event of Default mentioned in clauses (g) or (h) hereof all liabilities and obligations of Maker to Lender, including those evidenced by this Note, shall immediately become due and payable without any action upon the part of Lender.

          Any notice or other written communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(i) upon deposit in the United States mail, with proper postage prepaid, (ii) by hand delivery, (iii) by overnight express mail courier, or (iv) by telecopier, and addressed to the party to be notified at the address set forth below or to such other address as each party may designate for itself in writing by like notice.

          To the Lender:

               Integra Bank
               300 Fourth Avenue
               Pittsburgh, Pennsylvania 15222
               Attn:  Paul A. Sakalik
                    Corporate Banking
               Telecopier: (412) 471-4883

          with a copy to:

               Buchanan Ingersoll Professional Corporation
               301 Grant Street, 20th Floor
               Pittsburgh, Pennsylvania 15219

               Attn: Thomas S. Galey, Esquire
               Telecopier: (412) 562-1041

          To the Borrower:

               SeaVision, Inc.
               500 Greentree Commons
               381 Mansfield Avenue
               Pittsburgh, Pennsylvania 15220
               Attn: Richard W. Talarico
               Telecopier: (412)

          with a copy to:

               The Hawthorne Group
               500 Greentree Commons
               381 Mansfield Avenue
               Pittsburgh, Pennsylvania 15220
               Attention: Fred W. Schwarz
               Telecopier: (412) 928-7715

and

               Eckert Seamans Cherin & Mellott
               600 Grant Street, 42nd Floor
               Pittsburgh, Pennsylvania 15219
               Attn: Louis J. Moraytis, Esquire
               Telecopier: (412) 566-6099

          Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          Maker shall pay Lender on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Maker) taken to protect, enforce, determine or assert any right or remedy under this Note and any mortgage or security agreement, including the collateral covered thereby, securing the same. Any attorneys' fees to which the holder hereof may be entitled pursuant to the "confession of judgment" clause below shall be offset by the aggregate amount of the legal fees to which such holder is entitled under the immediately preceding sentence.

          This Note shall bind Maker and the successors and assigns of Maker, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns. All references herein to "Maker" shall be deemed to apply to Maker and the successors and assigns of Maker and all references herein to "Lender" shall be deemed to apply to Lender and its successors and assigns.

          This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflict of laws.

          THE MAKER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS, AFTER CONSULTATION WITH ITS COUNSEL, THAT THE PROVISIONS OF THE FOLLOWING PARAGRAPH COULD ENABLE THE LENDER TO OBTAIN A JUDGMENT AGAINST THE MAKER AND COMMENCE EXECUTION PROCEEDINGS THAT RESULT IN THE SEIZURE OF ASSETS OF THE MAKER IN EITHER CASE, WITHOUT THE MAKER HAVING THE BENEFIT OF PRIOR NOTICE OR A PRIOR HEARING; AND (ii) THE MAKER NEVERTHELESS KNOWINGLY AND VOLUNTARILY AGREES TO SUCH POSSIBLE CONSEQUENCES AND THE PROVISIONS OF THE FOLLOWING PARAGRAPH.

          MAKER DOES HEREBY EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR MAKER AND, WITH OR WITHOUT ONE OR MORE COMPLAINTS FILED, CONFESS JUDGMENT OR JUDGMENTS AGAINST MAKER IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA AT ANY TIME ON OR AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT IN FAVOR OF LENDER, ITS SUCCESSORS AND ASSIGNS, FOR THE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ALL INTEREST ACCRUED HEREON, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF FIVE PERCENT (5%) FOR COLLECTION OF SUCH SUMS, AND MAKER HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS AND WAIVES STAY OF EXECUTION AND STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST MAKER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS LENDER OR ITS SUCCESSORS AND ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE.

          IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note on the day and year first above written with the intention that this Note shall constitute a sealed instrument.

ATTEST:                                 SEAVISION, INC.


 /s/John F. Hensler                      /s/Richard W. Talarico        (SEAL)
- -------------------                     ------------------------------
Assistant Secretary                     Richard W. Talarico, President